UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 15, 2005

Columbia Equity Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32536	20-1978579
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1750 H Street, N.W., Suite 500, Washington, District of Columbia		20006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(202) 303-3080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 15, 2005, Columbia Equity Trust, Inc. (the "Company") completed its acquisition of a 40% interest in a limited liability company that will acquire through a cash merger transaction the corporation that owns the Barlow Building. The Company first disclosed its anticipated acquisition of its interest in its Registration Statement on Form S-11 (Registration No. 333-122644 filed on June 28, 2005, the "Registration Statement").

The Barlow Building (the "Property") is an 18 story, approximately 270,000 square foot office building that contains retail space on the ground level and is located in Chevy Chase, Maryland near the Washington, D.C. border and within one block of the Friendship Heights subway station. The building is leased to more than 80 tenants. The Company will acquire its 40% interest in the limited liability company that will own the Barlow Building for approximately $13.7 million, including transaction costs, using proceeds from the Company’s initial public offering. The remaining 60% interest in the limited liability company will be owned by an institutional client advised by JP Morgan Asset Management. Concurrent with the merger, the Barlow Building will be encumbered with a $61.8 million mortgage maturing in August 2012 and requiring monthly payments of interest-only computed at an annual interest rate of 5.04%.

Additional information regarding the acquisition is set forth under the heading "Formation Transactions" and "Our Business and Properties - Description of Properties" in the Prospectus included in the Company's Registration Statement, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 15, 2005, Barlow Enterprises LLC, a subsidiary of the entity in which the Company acquired a 40% interest on same date (see Item 2.01 above), entered into a loan agreement with General Electric Capital Corporation providing for a mortgage lien on the Barlow Building (the "Indebtedness"). The Indebtedness provides for a $61.8 million mortgage that matures on August 1, 2012 and requires monthly payments of interest-only computed at an annual interest rate of 5.04%.

The Indebtedness includes certain customary covenants, including without limitation, maintaining insurance on the Property, payment of taxes and providing financial reports.

The Indebtedness also includes prepayment penalties and customary events of default, including failure to pay a sum due, and sale or transfer of property. Upon the occurrence of an event of default under the Indebtedness, the lender may accelerate the obligation and declare amounts outstanding to be immediately due and payable and may foreclose on the Property.

Item 8.01 Other Events.

On July 15, 2005, the Company issued a press release announcing the closing of the acquisition of Loudoun Gateway IV, the acquisition of its 40% interest in the limited liability company that will own the Barlow Building and the exercise by the underwriters in full of their option to purchase 1,800,000 shares of the Company's common stock to cover over-allotments. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

a) Financial Statements of Business Acquired.

Statements of revenues and certain expenses for the Barlow Building are incorporated by reference to pages F-61 through F-64 of the Prospectus included in the Company's Registration Statement.

(b) Pro Forma Financial Information.

Incorporated by reference to pages F-4 through F-15 of the Prospectus included in the Company's Registration Statement.

(c) Exhibits.

The following exhibits are being filed herewith this Current Report on Form 8-K.

Exhibit No. Description
23.1 Consent of Deloitte & Touche LLP
99.1 Press release, dated July 15, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Equity Trust, Inc.

July 15, 2005	By:	/s/ John A. Schissel

Name: John A. Schissel
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP
99.1	Press release, dated July 15, 2005